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                                               EXHIBIT 11

                                 Falcon Products, Inc. and Subsidiaries

                                  COMPUTATION OF NET EARNINGS PER SHARE
                                  -------------------------------------

             For the years ended October 28, 1995, October 29, 1994, and October 30, 1993

Primary Earnings per Share:
---------------------------
                                                            1995 <F1>      1994 <F1>      1993 <F1>
                                                          -------------  -------------  -------------
   Net earnings                                            $7,456,679     $6,176,158     $4,447,412
                                                           ==========     ==========     ==========

   Average number of common
      shares outstanding                                    9,497,104      9,368,212      8,504,958

   Assumed exercise of options
      (treasury stock method)                                 247,408        220,926        308,783
                                                           ----------     ----------     ----------

   Shares for primary
      computation                                           9,744,512      9,589,138      8,813,741
                                                           ==========     ==========     ==========


      Net earnings per share                                     $.77           $.64           $.50
                                                                 ====           ====           ====


Fully Diluted Earnings per Share:
--------------------------------

   Net earnings                                            $7,456,679     $6,176,158     $4,447,412
                                                           ==========     ==========     ==========

   Average number of common
      shares outstanding                                    9,497,104      9,368,212      8,504,958

   Assumed exercise of options
      (treasury stock method)                                 301,615        233,025        308,783
                                                           ----------     ----------     ----------

   Shares for fully diluted
      computation                                           9,798,719      9,601,237      8,813,741
                                                           ==========     ==========     ==========

      Net earnings per share                                     $.76           $.64           $.50
                                                                 ====           ====           ====

<F1> Per share data reflects adjustments related to December 1995, 10% stock dividend.
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